UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 28, 2008

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On December 12, 2007, Canadian accounting and professional services firms Deloitte & Touche LLP ["Deloitte"] and Mintz & Partners LLP ["Mintz"] announced an agreement to merge in January 2008. Mintz and Deloitte were merged effective January 28, 2008 and are carrying on business as Deloitte Touche LLP.

As a result of the merger described above, Mintz resigned as our independent auditor. At the Annual Shareholders' meeting on December 11, 2007, Mintz had been confirmed as our auditors for the fiscal year 2008. We were subsequently advised by the merged company that the current agreement for rates for the fiscal year 2008 will be honored and we have indicated to them that they will be our independent auditors for fiscal 2008.

Steps have been taken to ensure "old" Mintz will be able to provide re-issued reports if necessary and consents in any securities filings.

The Deloitte audit opinion for our next set of financial statements will have a separate paragraph which indicates that our financial statements as at the previous year end (and for the year then ended) were audited by Mintz & Partners LLP.

Mintz's report on our financial statements for each of the fiscal years ended June 30, 2007 and 2006 [collectively, the "Prior Fiscal Periods"] did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During either of the Prior Fiscal Periods or the period from July 1, 2007 through January 28, 2008 [the "Interim Period"], there were no disagreements between us and Mintz on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure [the "Disagreements"], which Disagreements, if not resolved to the satisfaction of the Mintz, would have caused Mintz to make reference to the subject matter of the Disagreements in connection with its report on our financial statements.

We did not consult with Deloitte with respect to either of the Prior Fiscal Periods or the Interim Period as regards either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was either the subject to any Disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

We have provided Mintz with a copy of the disclosures we are making herein in response to Item 304(a) of Regulation S-B. We have requested that Mintz furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2008
TurboSonic Technologies, Inc.

By:	/s/ Egbert Q. van Everdingen
Name: Egbert Q. van Everdingen
Title: President, Secretary & Treasurer